Exhibit B-1

FISCAL AGENCY AGREEMENT

Between

KOREA FINANCE CORPORATION,

Issuer

AND

CITIBANK, N.A.,

Fiscal Agent

Dated as of             , 2010

i

DEBT SECURITIES

FISCAL AGENCY AGREEMENT, dated as of             , 2010, made in New York, New York, in the United States of America, between KOREA FINANCE CORPORATION, a statutory juridical entity established under the Korea Finance Corporation Act of 2009, as amended (the “KoFC Act”), in the Republic of Korea (the “Issuer”), and CITIBANK, N.A., as Fiscal Agent.

1. Securities Issuable in Series. (a) The Issuer may issue its notes, bonds, debentures and/or other unsecured evidences of indebtedness in fully registered form (the “Securities”) in separate series from time to time (each such series of Securities being hereinafter referred to as a “Series” or the “Securities of a Series”) that are entitled to the benefit of this Agreement. All Securities will constitute policy finance bonds under the KoFC Act and will be the direct, unconditional, unsecured and unsubordinated general obligations of the Issuer. Each Series will rank pari passu with each other Series, without any preference one over the other by reason of priority of date of issue or currency of payment or otherwise, and at least equally with all other outstanding unsecured and unsubordinated obligations of the Issuer (subject to certain statutory exceptions under the laws of the Republic of Korea). The aggregate principal amount of the Securities of all Series which may be authenticated and delivered under this Agreement and which may be outstanding at any time is not limited by this Agreement.

(b) There shall be established by or pursuant to action of the board of directors of the Issuer and the relevant officer of the Issuer as validly delegated by the board of directors of the Issuer in accordance with the internal regulations of the Issuer, prior to the issuance of Securities of any particular Series:

(i) the designation of the Securities of such Series (which shall distinguish the Securities of such Series from all other Series);

(ii) the limit, if any, upon the aggregate principal amount of the Securities of such Series which may be authenticated and delivered under this Agreement (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such Series pursuant to the provisions of this Agreement or the Securities of such Series);

(iii) the form of the Securities as shall be established in or pursuant to the Authorization (as defined below), and the terms upon which Securities of such Series in one form may be exchanged for Securities of such Series in another form, if at all;

(iv) whether the Securities of such Series shall be issued in whole or in part in the form of one or more permanent global Securities (each a “permanent global Security”) and, in such case, the depositary for such permanent global Security or Securities (the “U.S. Depositary”), which U.S. Depositary must be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation;

(v) special provisions, if any, with respect to Securities of such Series issued in the form of one or more permanent global Securities;

(vi) the date or dates (or manner of determining the same) on which the principal of (and premium, if any, on) the Securities of such Series is payable (which, if so provided in such action, may be determined by the Issuer from time to time and set forth in the Securities of a Series issued from time to time) and the record dates, if any, for the determination of holders of the Securities of such Series to whom such principal (and premium, if any) is payable;

(vii) the rate or rates at which the Securities of such Series shall bear interest, if any, or the manner in which such rate or rates will be determined, the date or dates from which any such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates, if any, for the determination of holders of the Securities of such Series to whom any such interest is payable (which, in each case if so provided in such action, may be determined by the Issuer from time to time and set forth in the Securities of a Series issued from time to time);

(viii) the place or places where the principal of (and premium, if any) and any interest on the Securities of such Series are payable, where any Securities of such Series may be surrendered for registration of transfer, where Securities of such Series may be surrendered for exchange and where notices and demands to or upon the Issuer in respect of the Securities of such Series may be served;

(ix) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such Series may be redeemed, whether in whole or in part, at the option of the Issuer, the holders of Securities of such Series, or otherwise;

(x) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of such Series pursuant to any sinking fund or analogous provisions and the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(xi) the denomination or denominations in which Securities of such Series shall be issuable;

(xii) all covenants or agreements of the Issuer and any events which give rise to the right of the holder of a Security of such Series to accelerate the maturity of such Security;

(xiii) if other than the principal amount thereof, the portion of the principal amount of Securities of such Series which shall be payable upon such acceleration of maturity, upon redemption or otherwise, or the manner in which such portion will be determined;

(xiv) the coin or currency or composite currency in which principal (and premium, if any) and/or any interest are payable, or the manner in which such coin, currency or composite currency will be determined;

(xv) the person to whom any interest shall be payable if other than the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the record date for such interest and the manner in which such interest shall be payable;

(xvi) the obligation, if any, of the Issuer to pay additional amounts in respect of principal of (and premium, if any) and any interest on Securities of such Series, and the circumstances under which any such obligation shall arise;

(xvii) if the principal of (and premium, if any) or interest on Securities of the Series are to be payable, at the election of the Issuer or a Holder thereof, in a currency or composite currency other than that in which the Securities are denominated or payable without such election, the periods within which and the terms and conditions upon which such election may be made and the time and the manner of determining the exchange rate between the currency or composite currency in which the Securities are denominated or payable without such election and the currency or composite currency in which the Securities are to be paid if such election is made;

(xviii) if the amount of payments of principal of (and premium, if any) or interest on the Securities of the Series may be determined with reference to an index including, but not limited to, an index based on a currency or composite currency or currencies or composite currencies other than that in which the Securities are payable, the manner in which such amounts shall be determined; and

(xix) any other terms of the Securities of such Series.

The above-mentioned action by the board of directors of the Issuer and the relevant officer of the Issuer as validly delegated by the board of directors of the Issuer in accordance with the internal regulations of the Issuer is herein referred to as the “Authorization”.

Securities may be issuable pursuant to warrants (if so provided in the text of such Securities) and the Fiscal Agent may act as warrant agent or in any similar capacity in connection therewith.

(c) The Securities of a Series will be issued in registered form without coupons and will be issuable in the denominations specified in the Authorization. In addition to, or in lieu of, the form attached as Exhibit A hereto, the Securities of a Series may be issued in such other form or forms as shall be established in or pursuant to the Authorization. All Securities shall be executed manually or in facsimile on behalf of the Issuer by the President of the Issuer, notwithstanding that such officer of the Issuer shall have ceased, for any reason, to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of any such Security. The Securities of a Series may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement or of the Authorization, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined by the President of the Issuer, as conclusively evidenced by his execution of such Securities. All Securities of a particular Series shall be otherwise substantially identical except as to denomination and as provided herein or in the Authorization.

If the Authorization pursuant to Section 1(b) provides for the issuance of one or more permanent global Securities, each such permanent global Security shall, in addition to any other provisions specified by the Authorization, bear a legend relating to limitations on the transferability of such permanent global Security in such form as may be required by the U.S. Depositary.

(d) If the Issuer shall establish pursuant to Section 1(b) that the Securities of a Series are to be issued in whole or in part in the form of one or more permanent global Securities, then the Issuer shall execute and the Fiscal Agent shall, in accordance with this Section and upon the order of the Issuer with respect to such Series, authenticate and deliver one or more permanent global Securities that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such Series to be represented by such global Security or Securities, (ii) shall be registered in the name of the U.S. Depositary for such global Security or Securities or the nominee of such U.S. Depositary, (iii) shall be delivered by the Fiscal Agent to such U.S. Depositary or pursuant to the U.S. Depositary’s instruction and (iv) shall bear the legend referred to in Section 1(c) above.

The U.S. Depositary may be treated by the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent as the owner of such permanent global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Fiscal Agent or any agent of the Issuer or the Fiscal Agent from giving effect to any written certification, proxy or other authorization furnished by a U.S. Depositary or impair, as between a U.S. Depositary and its participants, the operation of customary practices governing the exercise of the rights of a holder of any Security.

2. Fiscal Agent; Other Agents. The Issuer hereby appoints Citibank, N.A. (the “Bank”) acting through its corporate trust office at 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, as fiscal agent of the Issuer upon the terms and subject to the conditions herein set forth, and the Bank hereby accepts such appointment. The Bank, and any successor or successors as such fiscal agent qualified and appointed in accordance with Section 9 hereof, are herein called the “Fiscal Agent”. The Fiscal Agent shall have the powers and authority granted to and conferred upon it in the Securities and hereby and such further powers and authority to act on behalf of the Issuer as may be mutually agreed upon by the Issuer and the Fiscal Agent. All of the terms and provisions with respect to such powers and authority contained in the Securities are subject to and governed by the terms and provisions hereof.

The Issuer may, at its discretion, appoint one or more agents (a “Paying Agent” or “Paying Agents”) for the payment (subject to applicable laws and regulations) of the principal of (and premium, if any) and any interest on the Securities of a Series, and one or more agents (a “Transfer Agent” or “Transfer Agents”) for the transfer and exchange of Securities of a Series, at such place or places as the Issuer may determine; provided, however, that for so long as any Securities of such Series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange, and such Exchange shall so require, the Issuer shall maintain a Paying Agent in London or Luxembourg, as the case may be, and that so long as the Securities of such Series are listed on the Singapore Exchange Securities Trading Limited (the “SGX-ST”) and the SGX-ST shall so require, the Issuer shall appoint and maintain a paying and transfer agent in Singapore, where the certificates representing the Securities may be presented or surrendered for payment or redemption (if required), in the event that the Issuer issues the Securities in definitive form in the limited circumstances set forth in the text of the Securities of such Series or herein; and provided, further, that the Issuer shall at all times maintain a Paying Agent in the Borough of Manhattan, The City of New York (which Paying Agent may be the Fiscal Agent). The Issuer shall promptly notify the Fiscal Agent of the name and address of each Paying Agent and Transfer Agent appointed by it and of the country or countries in which a Paying Agent or Transfer Agent may act in that capacity, and will notify the Fiscal Agent of the resignation or termination of any Paying Agent or Transfer Agent. The Issuer has initially appointed the Bank as Paying Agent and Transfer Agent for the Debt Securities. Subject to the provisions of Section 9(c) hereof, the Issuer may vary or terminate the appointment of any such Paying Agent or Transfer Agent at any time and from time to time upon giving not less than 90 days’ notice to such Paying Agent or Transfer Agent, as the case may be, and to the Fiscal Agent.

In respect of the Securities of a Series, the Issuer shall cause notice of any resignation, termination or appointment of any Paying Agent or Transfer Agent or of the Fiscal Agent and of any change in the office through which any such Agent will act to be given as provided in the text of the Securities of such Series.

3. Authentication. The Fiscal Agent is authorized, upon receipt of Securities of a Series duly executed on behalf of the Issuer for the purposes of the issuance of Securities of such Series, (i) to authenticate the said Securities in an aggregate principal amount not in excess of the aggregate principal amount specified in the text of the Securities of such Series in accordance with the Authorization and to deliver the said Securities in accordance with the written order or orders of the Issuer signed on its behalf by either the President of the Issuer or the General Manager of the Global Finance Department of the Issuer or the Head, a Senior Manager or a Manager of the Global Funding Team of the Issuer (each, an “Authorized Officer”) and (ii) thereafter to authenticate and deliver Securities of such Series in accordance with the provisions therein or hereinafter set forth.

The Fiscal Agent may, following consultation with the Issuer, appoint by an instrument or instruments in writing one or more agents (which may include itself) for the authentication of Securities of a Series and vary or terminate any such appointment upon written notice and approve any change in the office through which any authenticating agent acts. The Issuer, following consultation with the Fiscal Agent and the authenticating agent, may also terminate any such appointment at any time. The Fiscal Agent hereby agrees to solicit written acceptances from the entities concerned (in form and substance satisfactory to the Issuer) of such appointments. In its acceptance of such appointment, each such authenticating agent shall agree to act as an authenticating agent pursuant to the terms and conditions of this Agreement.

4. Payment and Cancellation. (a) Subject to the following provisions, the Issuer shall provide to the Fiscal Agent in funds available on or prior to 10:00 A.M., New York time, on each date on which a payment of principal of (or premium, if any) or any interest on the Securities of a Series shall become due, as set forth in the text of the Securities of such Series, such amount, in such coin or currency, as is necessary to make such payment, and the Issuer hereby authorizes and directs the Fiscal Agent from funds so provided to it to make or cause to be made payment of the principal of (and premium, if any) and any interest on the Securities of such Series as set forth herein and in the text of said Securities. The Fiscal Agent shall arrange directly with any Paying Agent who may have been appointed by the Issuer pursuant to the provisions of Section 2 hereof for the payment from funds so paid by the Issuer of the principal of (and premium, if any) and any interest on the Securities of such Series as set forth herein and in the text of said Securities. Notwithstanding the foregoing, where the Authorization expressly so provides and the Issuer so notifies the Fiscal Agent, the Issuer may provide directly to a Paying Agent funds for the payment of the principal thereof and premium and interest, if any, payable thereon under an agreement with respect to such funds containing substantially the same terms and conditions set forth in this Section 4(a) and in Section 8(b) hereof; and the Fiscal Agent shall have no responsibility with respect to any funds so provided by the Issuer to any such Paying Agent. For the avoidance of doubt, the Fiscal Agent shall not be bound to make payment until satisfied that full payment has been received from the Issuer.

The Issuer shall prior to 10:00 A.M., New York time, on the second business day immediately preceding any payment pursuant to this Section 4(a), send to the Fiscal Agent irrevocable confirmation that such payment will be made at the time set forth above and the details of the bank through which the Issuer is to make such payments.

Any interest on Securities of a Series shall be paid, unless otherwise provided in the text of the Securities of such Series, to the persons (the “registered Holders”) in whose names such Securities are registered on the register maintained pursuant to Section 6 hereof at the close of business on the record dates designated in the text of the Securities of such Series. Principal of (and premium, if any, on) Securities of a Series shall be payable against surrender thereof at the corporate trust office of the Fiscal Agent and at the offices of such other Paying Agents as the Issuer shall have appointed pursuant to Section 2 hereof. Payments of principal of (and premium, if any) and any interest on registered Securities of a Series shall be made in accordance with the foregoing and in the manner set forth in the Securities of such Series, subject to applicable laws and regulations.

(b) In respect of the Securities of each Series issued hereunder, at least 10 days prior to the first date of payment of interest (which, for purposes of this subsection (b), shall include accrued original issue discount, if any) on the Securities of such Series and at least 10 days prior to each date, if any, of payment of principal (and premium, if any) or interest thereafter if there has been any change with respect to the matters set forth in the below-mentioned certificate, the Issuer will furnish the Fiscal Agent and each other Paying Agent with a certificate of an Authorized Officer instructing the Fiscal Agent and each other Paying Agent whether such payment of principal of (and premium, if any) or any interest on the Securities of such Series shall be made without deduction or withholding for or on account of any tax, assessment or other governmental charge. If any such deduction or withholding shall be required, then such certificate shall specify, by country, the amount, if any, required to be withheld on such payment to holders of Securities of such Series, and the Issuer will pay or cause to be paid to the Fiscal Agent (or, if applicable, directly to a Paying Agent or Agents) additional amounts, if any, required by the terms of the Securities of such Series to be paid. The Issuer agrees to indemnify the Fiscal Agent and each other Paying Agent for, and to hold them harmless against, any loss, liability or expense properly incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any certificate furnished pursuant hereto.

(c) All Securities delivered to the Fiscal Agent (or any other Agent appointed by the Issuer pursuant to Section 2 hereof) for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment as herein or in the Securities provided (other than Securities delivered to the Fiscal Agent) shall be forwarded to the Fiscal Agent by the Agent to which they are delivered. All such Securities shall be cancelled and destroyed by the Fiscal Agent or such other person as may be jointly designated by the Issuer and the Fiscal Agent, which shall thereupon furnish certificates of such destruction to the Issuer.

(d) All references in this Agreement to principal, premium and interest in respect of Securities of a Series shall, unless the context otherwise requires, be deemed to mean and include all additional amounts, if any, payable in respect thereof as set forth in the text of the Securities of such Series.

5. Exchange of Securities. (a) The Fiscal Agent, or its agent duly authorized by the Fiscal Agent, is hereby authorized from time to time in accordance with the provisions of the Securities and of this Section to authenticate and deliver:

(i) Securities of a Series in any authorized denomination in exchange for or in lieu of Securities of such Series of like tenor, and of like form which become mutilated, destroyed, stolen or lost upon furnishing such indemnity as the Fiscal Agent or the Issuer may require;

(ii) Securities of a Series in any authorized denomination in exchange for a like aggregate principal amount of Securities of such Series of like tenor;

(iii) if a Security is redeemed in part, a new Security in a denomination equal to and in exchange for the unredeemed portion of the Security so redeemed; and

(iv) if specifically so provided by the provisions of the Securities of a Series, Securities of such Series in any authorized denomination in exchange for Securities of another Series.

(b) Securities shall be dated the date of their authentication by the Fiscal Agent. Each Security authenticated and delivered upon any transfer or exchange for or in lieu of the whole or any part of any Security shall carry all the rights, if any, to interest accrued and unpaid and to accrue which were carried by the whole or such part of such Security. Notwithstanding anything to the contrary herein contained, such new Security shall be so dated so that neither gain nor loss in interest shall result from such transfer or exchange.

(c) Notwithstanding the foregoing, any permanent global Security shall be exchangeable pursuant to subsection (a)(ii) of this Section only as provided in this paragraph (c). A permanent global Security shall be exchangeable pursuant to subsection (a)(ii) of this Section if (x) the U.S. Depositary with respect to such permanent global Security notifies the Issuer that it is unwilling or unable to continue as U.S. Depositary for such global Security or if at any time such U.S. Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation, or (y) the Issuer executes and delivers to the Fiscal Agent an order that such permanent global Security shall be exchangeable or (z) upon notice from the U.S. Depositary of the acceleration of the indebtedness under the Securities in accordance with the terms of such Securities. Upon the occurrence of any such event, the Issuer will notify the Fiscal Agent who will authenticate and make available Securities of such Series in definitive form in an aggregate principal amount equal to the principal amount of such permanent global Security or Securities representing such Series in exchange for such permanent global Security or Securities and such permanent global Security shall be cancelled. Any permanent global Security that is exchangeable pursuant to this Section shall be exchangeable for Securities issuable in the authorized denominations for Securities of a Series and any integral multiple thereof and registered in such names as the U.S. Depositary that is the holder of such permanent global Security shall direct.

Notwithstanding any other provision of this Section, a permanent global Security may not be transferred except as a whole by the U.S. Depositary to a nominee of such U.S. Depositary or by a nominee of such U.S. Depositary to such U.S. Depositary or another nominee of such U.S. Depositary.

6. Register. The Fiscal Agent, as agent of the Issuer for the purpose, shall maintain at its corporate trust office in the Borough of Manhattan, The City of New York, a register for each Series of Securities for the registration and registration of transfers of Securities of such Series. Upon presentation for the purpose at the said office of the Fiscal Agent of any Security of such Series, accompanied by a written instrument of transfer in the form approved by the Issuer and the Fiscal Agent (it being understood that, until notice to the contrary is given to holders of Securities of a Series, the Issuer and the Fiscal Agent shall each be deemed to have approved the form of instrument of transfer, if any, printed on any definitive Security of such Series), executed by the registered Holder, in person or by such holder’s attorney thereunto duly authorized in writing, such Security shall be transferred upon the register for the Securities of such Series, and a new Security of such Series and of like tenor shall be authenticated and issued in the name of the transferee. Transfers and exchanges of Securities of a Series shall be subject to such restrictions as shall be set forth in the text of the Securities of such Series and such reasonable regulations as may be prescribed by the Issuer. Successive registrations and registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Security. No service charge shall be made for any registration, registration of transfer or exchange of the Securities of a Series unless otherwise provided by the provisions of the Securities of such Series.

Any Transfer Agent appointed pursuant to Section 2 hereof shall provide to the Fiscal Agent such information as the Fiscal Agent may reasonably require in connection with the delivery by such Transfer Agent of Securities in exchange for other Securities.

Neither the Fiscal Agent nor any Transfer Agent shall be required to make registrations of transfer or exchange of Securities of a Series during any periods in which registrations of transfer or exchange shall not be required, as set forth in the text of the Securities of such Series.

7. Sinking Fund and Optional Redemption. The Issuer may authorize and direct the Fiscal Agent to administer the sinking fund with respect to the Securities of any Series having a mandatory sinking fund or similar provision in accordance with the provisions set forth in the text of the Securities of such Series. To the extent the Fiscal Agent is required to administer such sinking fund, the Fiscal Agent may be entitled to additional fees agreed between the Issuer and the Fiscal Agent. If the provisions of the Securities of a Series permit the Issuer to redeem Securities of such Series at its option, then the Issuer shall, unless otherwise provided in the text of the Securities of such Series, give written notice to the Fiscal Agent of the principal amount of Securities of such Series to be so redeemed not less than 60 days prior to the optional redemption date. If the provisions of the Securities of a Series permit the Issuer to redeem Securities of such Series only upon the occurrence or satisfaction of a condition or conditions precedent thereto, then prior to the giving of notice of redemption of the Securities of such Series, the Issuer shall deliver to the Fiscal Agent a certificate stating that the Issuer is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that such condition or conditions precedent have occurred or been satisfied. If the provisions of the Securities of a Series obligate the Issuer at the request of the holders to redeem Securities of such Series upon the occurrence of certain events (hereinafter referred to as a “Redemption Event”), then the Issuer shall promptly deliver written notice to the Fiscal Agent that a Redemption Event has occurred. Promptly after receiving written notice of a Redemption Event, the Fiscal Agent shall deliver written notice to each holder of the Securities of such Series stating that a Redemption Event has occurred and that such holder may tender its Securities by delivering written notice of its election to tender for redemption, together with the certificate or certificates for the Securities to be redeemed, to the Fiscal Agent within 60 days of the Fiscal Agent’s notice (hereinafter referred to as the “Option Period”). Thereafter, the Issuer shall (i) in the manner provided in the provisions of the Securities of such Series and as contemplated by Section 4 hereof, arrange with the Fiscal Agent (and each Paying Agent for the purpose, if applicable) for the provision of funds sufficient to make payments to such holders in respect of such redemptions, and (ii) redeem such Securities within 60 days of the expiration of the Option Period. The Fiscal Agent shall provide the Issuer from time to time during and upon expiration of the Option Period with reasonable detailed information as to Securities tendered for redemption.

All notices of redemption of or Redemption Events relating to Securities of a Series to the holders thereof shall be made in the name and at the expense of the Issuer and shall be given in accordance with the provisions applicable thereto set forth in the text of the Securities of such Series.

Whenever less than all the Securities of a Series with the same interest rate and maturity at any time outstanding are to be redeemed at the option of the Issuer, the particular Securities of such Series with such interest rate and maturity to be redeemed shall be selected not more than 60 days prior to the redemption date by the Fiscal Agent from the outstanding Securities of such Series not previously called for redemption, in the case of registered Securities of such Series, by such usual method as the Fiscal Agent shall deem fair and appropriate, which method may provide for the selection for redemption of portions of the principal amount of registered Securities of such Series the minimum denominations of which, if any, will be specified in the text of the Securities of such Series. Upon any partial redemption of a Security of a Series, the Fiscal Agent shall authenticate and deliver in exchange therefor one or more Securities of such Series, of any authorized denomination and like tenor as requested by the holder thereof, in aggregate principal amount equal to the unredeemed portion of the principal of such Security.

8. Conditions of Fiscal Agent’s Obligations. The Fiscal Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Issuer agrees and to all of which the rights of holders from time to time of Securities are subject:

(a) The Fiscal Agent shall be entitled to compensation as agreed in writing with the Issuer for all services rendered by it, and the Issuer agrees promptly to pay such compensation and to reimburse the Fiscal Agent for the properly incurred out-of-pocket expenses (including counsel fees) incurred by it in connection with its services hereunder. The Issuer also agrees to indemnify the Fiscal Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence or bad faith, arising out of or in connection with its acting as Fiscal Agent hereunder (including its acting as Fiscal Agent under any administrative procedures used in connection with a continuous offering of Securities), as well as the properly incurred costs and expenses of defending against any claim of liability in the premises. The obligations of the Issuer under this Section 8(a) shall survive payment of all the Securities or the resignation or removal of the Fiscal Agent. Under no circumstances shall the Fiscal Agent be liable to any person for any consequential loss (including but not limited to loss of business, goodwill, opportunity or profit).

None of the provisions contained in this Agreement shall require the Fiscal Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties.

(b) In acting under this Agreement and in connection with the Securities, the Fiscal Agent is acting solely as agent of the Issuer and does not assume any responsibility for the correctness of the recitals in the Securities (except for the correctness of the statement in its certificate of authentication thereon) or any obligation or relationship of agency or trust, for or with any of the owners or holders of the Securities, except that all funds held by the Fiscal Agent for the payment of principal of (and premium, if any) and any interest on the Securities shall be held in trust for such owners or holders, as the case may be, as set forth herein and in the Securities; provided, however, that monies held in respect of the Securities of a Series remaining unclaimed at the end of two years after the principal of all the Securities of such Series shall have become due and payable (whether at maturity or otherwise) and monies sufficient therefor shall have been duly made available for payment shall be repaid to the Issuer. Upon such repayment, the aforesaid trust with respect to the Securities of such Series shall terminate and all liability of the Fiscal Agent and Paying Agents with respect to such funds shall thereupon cease.

(c) The Fiscal Agent and any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof may consult with their respective counsel or other counsel satisfactory to them, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder in good faith and without gross negligence and in accordance with such opinion.

(d) Except as otherwise provided in Section 4(b) hereof, the Fiscal Agent and any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof each shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Security, notice, direction, consent, certificate, affidavit, statement, or other paper or document believed by it, in good faith and without gross negligence, to be genuine and to have been passed or signed by the proper parties.

(e) The Fiscal Agent, any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof and their respective officers, directors and employees may become the owners of, or acquire any interest in, any Securities, with the same rights that they would have if they were not the Fiscal Agent, such other Paying Agent or Transfer Agent or such person, and may engage or be interested in any financial or other transaction with the Issuer, and may act on, or as depository, trustee or agent for, any committee or body of holders of Securities or other obligations of the Issuer, as freely as if they were not the Fiscal Agent, such other Paying Agent or Transfer Agent or such person.

(f) Subject to any agreement between the Issuer and the Fiscal Agent to the contrary, the Fiscal Agent shall not be under any liability for interest on monies at any time received by it pursuant to any of the provisions of this Agreement or of the Securities and monies held by the Fiscal Agent need not be segregated except as required by law.

(g) Whenever in the administration of this Agreement the Fiscal Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Fiscal Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or gross negligence on its part, rely upon a certificate signed by any Authorized Officer and delivered to the Fiscal Agent.

(h) The duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of this Agreement, and the Fiscal Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent.

9. Resignation and Appointment of Successors. (a) The Issuer agrees, for the benefit of the holders from time to time of the Securities of a Series, that there shall at all times be a Fiscal Agent hereunder which shall be a bank or trust company organized and doing business under the laws of the United States of America or the State of New York, in good standing and having an established place of business in the Borough of Manhattan, The City of New York, and authorized under such laws to exercise corporate trust powers, until all the Securities of such Series authenticated and delivered hereunder (i) shall have been delivered to the Fiscal Agent for cancellation or (ii) become due and payable and monies sufficient to pay the principal of (and premium, if any) and any interest on the Securities of such Series shall have been made available for payment and either paid or returned to the Issuer as provided herein and in such Securities.

(b) The Fiscal Agent may at any time resign by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall not be less than 60 days from the date on which such notice is given, unless the Issuer agrees to accept shorter notice. The Fiscal Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it shall become effective. Notwithstanding the dates of effectiveness of resignation or removal, as the case may be, to be specified in accordance with the preceding sentences, such resignation or removal shall take effect only upon the appointment by the Issuer, as hereinafter provided, of a successor Fiscal Agent (which, to qualify as such, shall be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having and acting through an established place of business in the Borough of Manhattan, The City of New York, authorized under such laws to exercise corporate trust powers and having a combined capital and surplus in excess of U.S. $50,000,000) and the acceptance of such appointment by such successor Fiscal Agent. Upon its resignation or removal, the Fiscal Agent shall be entitled to payment by the Issuer pursuant to Section 8 hereof of compensation for services rendered and to reimbursement of out-of-pocket expenses incurred hereunder.

(c) In case at any time the Fiscal Agent or any Paying Agent in respect of the Securities of a Series (if such Paying Agent is the only Paying Agent located in a place where, by the terms of the Securities of such Series or this Agreement, the Issuer is required to maintain a Paying Agent) shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they severally mature, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of applicable bankruptcy, insolvency, reorganization, receivership or other similar legislation, or if a receiver of it or its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Fiscal Agent or Paying Agent, as the case may be, qualified as aforesaid, shall be appointed by the Issuer by an instrument in writing, filed with the successor Fiscal Agent or Paying Agent, as the case may be, and the predecessor Fiscal Agent or Paying Agent, as the case may be. Upon the appointment as aforesaid of a successor Fiscal Agent or Paying Agent, as the case may be, and acceptance by such successor of such appointment, the Fiscal Agent or Paying Agent, as the case may be, so succeeded shall cease to be Fiscal Agent or Paying Agent, as the case may be, hereunder. If no successor Fiscal Agent or other Paying Agent, as the case may be, shall have been so appointed by the Issuer and shall have accepted appointment as hereinafter provided, and, in the case of such other Paying Agent, if such other Paying Agent is the only Paying Agent located in a place where, by the terms of the Securities of a Series or this Agreement, the Issuer is required to maintain a Paying Agent, then any holder of a Security who has been a bona fide holder of a Security for at least six months (which Security, in the case of such other Paying Agent, is of the Series referred to in this sentence), on behalf of himself and all others similarly situated, or the Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor agent. The Issuer shall give prompt written notice to each Paying Agent and notice to each holder of a Security of a Series of the appointment hereunder of a successor Fiscal Agent.

(d) Any successor Fiscal Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Fiscal Agent hereunder, and such predecessor, upon payment of its compensation and reimbursement of its disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Fiscal Agent shall be entitled to receive, all monies, securities, books, records or other property on deposit with or held by such predecessor as Fiscal Agent hereunder.

(e) Any corporation into which the Fiscal Agent hereunder may be merged, or any corporation resulting from any merger or consolidation to which the Fiscal Agent shall be a party, or any corporation, bank or trust company succeeding to all or substantially all of the corporate trust business of the Fiscal Agent, provided that it shall be qualified as aforesaid, shall be the successor Fiscal Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(f) The Issuer may appoint a separate fiscal agent for the Securities of any Series in addition to or in lieu of the Fiscal Agent or any other fiscal agent which is acting as such agent for the Securities of any other Series.

10. Certain Obligations of the Fiscal Agent. The Fiscal Agent shall furnish to the Issuer such reports as the Issuer may reasonably request. The Issuer may inspect any Securities held by the Fiscal Agent, any books of registration and transfer, and any other books and records maintained by the Fiscal Agent hereunder.

Periodically, the Fiscal Agent will send to the Issuer a statement setting forth the principal amount of Securities of a Series outstanding as of that date.

The Issuer may from time to time provide instructions, not inconsistent herewith, to the Fiscal Agent concerning the operation of the provisions of this Agreement, and the Fiscal Agent shall, to the extent practicable, comply with such instructions.

11. Payment of Taxes. The Issuer will pay all stamp and other duties, if any, which may be imposed by the Republic of Korea, the United States of America or any political subdivision of either thereof or taxing authority of or in the foregoing with respect to this Agreement or the original issuance of the Securities.

12. Meetings and Amendments. (a) A meeting of holders of Securities of a Series may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series or to modify, amend or supplement the terms of the Securities of such Series or this Agreement as hereinafter provided. The Fiscal Agent may at any time call a meeting of holders of Securities of a Series for any such purpose to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Fiscal Agent shall determine. Notice of every meeting of holders of Securities of a Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 30 nor more than 60 days prior to the date fixed for the meeting. In addition, in case at any time the Issuer or the holders of at least 10% in aggregate principal amount of the Outstanding Securities of a Series shall have requested the Fiscal Agent to call a meeting of the holders of Securities of such Series for any such purpose, the Fiscal Agent shall, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, call such meeting for such purposes by giving notice thereof.

To be entitled to vote at any meeting of holders of Securities of a Series, a person must be a registered Holder of Outstanding Securities of such Series or a person duly appointed by an instrument in writing as proxy for such a holder. The persons entitled to vote a majority in principal amount of the Outstanding Securities of a Series shall constitute a quorum. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the Outstanding Securities of a Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. The Fiscal Agent may make such reasonable and customary regulations as it shall deem advisable for any meeting of holders of Securities of a Series with respect to the appointment of proxies in respect of holders of Securities of such Series, the record date for determining the registered Holders of Securities of such Series who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 30 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b) The holders of Securities of a Series may, with the approval of the Issuer, modify, amend or supplement the terms of the Securities of such Series or, insofar as respects the Securities of such Series, this Agreement, in any way, and may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series either (i) at any meeting of holders of Securities of such Series duly called and held as specified above, by the affirmative vote, in person or (in the case of registered Holders of Securities of such Series) by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of such Series then Outstanding (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), or (ii) with the written consent of the registered Holders of not less than 66 2/3% in aggregate principal of the Securities of a Series then Outstanding (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken); provided, however, that no such action may, without the consent of the holder of each Security of such Series affected thereby, (A) change the due date for the payment of the principal of (or premium, if any) or any instalment of interest on any Security of such Series, (B) reduce the principal amount of any Security of such Series, the portion of such principal amount which is payable upon acceleration of the maturity of such Security, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which or the required places at which payment with respect to interest, premium or principal in respect of Securities of such Series is payable, (D) amend the procedures provided for and the definition of Redemption Event in the Securities of such Series, (E) shorten the period during which the Issuer is not permitted to redeem the Securities of such Series, or permit the Issuer to redeem the Securities of such Series if, prior to such action, the Issuer is not permitted so to do, or (F) reduce the proportion of the principal amount of Securities of such Series the consent of the holders of which is necessary to modify or amend this Agreement or the terms and conditions of the Securities of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given.

The Issuer and the Fiscal Agent may, without the approval of any holders of Securities of a Series, amend this Agreement or the Securities of such Series to (i) add to the covenants of the Issuer for the benefit of the holders of Securities, or (ii) surrender any right or power conferred upon the Issuer, or (iii) secure the Securities pursuant to the requirements of the Securities or otherwise, or (iv) cure any ambiguity, correct or supplement any defective provision herein or therein or any provision which may be inconsistent with another provision herein or therein, or in any other manner which shall not be inconsistent with the provisions of the Securities of such Series and shall not adversely affect the interests of the holders of Securities of any Series.

(c) It shall not be necessary for the vote or consent of the holders of Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such consent shall approve the substance thereof. Any instrument given by or on behalf of any holder of a Security of a Series in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of a Series, whether or not they have given such consent or cast such vote, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities of a Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Securities affected thereby, in all cases as provided in the Securities of such Series.

Securities of a Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and the Issuer as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Securities of such Series, modified to conform, in the opinion of the Fiscal Agent and the Issuer, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, may be prepared by the Issuer, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3 hereof) and delivered in exchange for Outstanding Securities of such Series.

(d) For purposes of the provisions of this Agreement and the Securities, any Security authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:

(i) Securities theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation or held by the Fiscal Agent for reissuance but not reissued by the Fiscal Agent;

(ii) Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made available to the Fiscal Agent; or

(iii) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities of a Series are present at a meeting of holders of Securities of such Series for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Securities of such Series owned directly or indirectly by the Issuer shall be disregarded and deemed not to be Outstanding.

13. Governing Law. Except as otherwise provided by applicable mandatory provisions of law and except with respect to authorization and execution by the Issuer, this Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, United States of America.

14. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Fiscal Agent shall be delivered, transmitted by facsimile, telexed or telegraphed and confirmed to it at Citibank, N.A., 14th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention: Agency & Trust (Facsimile: +353 (1) 622 4030), with a copy to 388 Greenwich Street, 14th Floor, New York, New York 10013, United States, Attention: Agency & Trust (Facsimile: +1 212 816-5227), or if sent to the Issuer shall be delivered, transmitted by facsimile, telexed or telegraphed and confirmed to it at Korea Finance Corporation, 16 Yeouido-dong, Yeongdeungpo-gu, Seoul 150-873, Korea, Attention: Global Funding Team (Facsimile: 822 6922-6665). The foregoing addresses for notices or communications may be changed by written notice given by the addressee to each party hereto, and the addressee’s address shall be deemed changed for all purposes from and after the giving of such notice.

If the Fiscal Agent shall receive any notice or demand addressed to the Issuer by the holder of a Security, the Fiscal Agent shall promptly forward such notice or demand to the Issuer.

15. Consent to Service; Jurisdiction. The Issuer hereby appoints In Joo Kim, General Manager of The Korea Development Bank’s New York Branch and Joo Yung Sung, Senior Deputy General Manager of The Korea Development Bank’s New York Branch, acting through their offices at 320 Park Avenue, 32nd Floor, New York, New York 10022, and each of their successors from time to time, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based on the Securities or this Agreement by the holder of any Security which may be instituted in any state or federal court in The City of New York, and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable until all amounts in respect of the principal of (and premium, if any) and any interest due and to become due on or in respect of all the Securities have been provided to the Fiscal Agent pursuant to the terms hereof, except that, if for any reason, In Joo Kim or Joo Yung Sung, or their successors from time to time, ceases to be able to act as Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the Issuer will appoint another person in the Borough of Manhattan, The City of New York, selected in its discretion, as such Authorized Agent. Prior to the date of issuance of any Securities hereunder, the Issuer shall obtain the consent of each of the General Manager and the Senior Deputy Manager of The Korea Development Bank’s New York Branch to his appointment as such Authorized Agent, a copy of which acceptance it shall provide to the Fiscal Agent. The Issuer shall take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon the Issuer. Neither such appointment nor such acceptance of jurisdiction shall be interpreted to include actions brought under the United States federal securities laws. This appointment and acceptance of jurisdiction is intended to be effective upon execution of this agreement without any further act by the Issuer before any such court and introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence of such waiver.

Notwithstanding the foregoing, any action arising out of or based on the Securities may be instituted by the holder of any Security in any competent court in the Republic of Korea.

The Issuer hereby irrevocably waives and agrees not to plead any immunity from the jurisdiction of any such court to which it might otherwise be entitled in any action arising out of or based on the Securities or this Agreement by the holder of any Security.

16. Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

17. Counterparts. This Agreement may be executed in one or more counterparts, and by each party separately on a separate counterpart, and each such counterpart when executed and delivered shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement and the Fiscal Agent has affixed its corporate seal as of the date first above written.

KOREA FINANCE CORPORATION

By:
Name:
Title:

CITIBANK, N.A.

By:
Name:
Title:

[Fiscal Agency Agreement]

EXHIBIT A

FORM OF SECURITY

[Form of Face of Security]

[If the Security is a permanent global Security, insert a legend relating to limitations on the transferability of such permanent global Security in such form as may be required by the U.S. Depositary.]

[INSERT ANY LEGEND(S) REQUIRED BY THE INTERNAL REVENUE CODE]

KOREA FINANCE CORPORATION

[Title of Series of Securities]

No. R-	[Denomination]

KOREA FINANCE CORPORATION (herein called the “Issuer”), a statutory juridical entity established under the Korea Finance Corporation Act of 2009, as amended (the “KoFC Act”), in the Republic of Korea (herein called the “Republic”), for value received, hereby promises to pay to                              or registered assigns, the principal sum of             . U.S. Dollars (U.S.$            ) on .              [If the Security is to bear interest prior to maturity, insert—, and to pay interest thereon from              or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, [annually] [semi-annually] in arrears on              [and .              ] in each year, commencing              (each an “Interest Payment Date”), at the rate [of     % per annum] [to be determined in accordance with the provisions hereinafter set forth], until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered Holder”) in whose name this Security (or one or more predecessor Securities) is registered in the register of such Securities maintained pursuant to the Fiscal Agency Agreement at the close of business on the              [or              ] (whether or not a business day) [, as the case may be][,] preceding such Interest Payment Date (each a “Regular Record Date”); provided, however, that the first payment of interest on any Security originally issued on a date between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Issuer, notice whereof shall be given to registered Holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner [not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange.]

[Insert floating interest rate provisions, if applicable.]

[If the Security is not to bear interest prior to maturity, insert—(the “Stated Maturity”). The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity.]

Principal of (and premium, if any, on) [and interest payable at maturity or upon earlier redemption or repayment in respect of] this Security shall be payable in immediately available funds against surrender hereof at the corporate trust office of the Fiscal Agent hereinafter referred to and at the offices of such other Paying Agents as the Issuer shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of (and premium, if any[, on]) [and interest on] this Security shall be made in immediately available funds in accordance with the foregoing and subject to applicable laws and regulations, by [(if a registered Holder [of greater than              in aggregate principal amount of Securities of this series] so elects) transfer to an account denominated in U.S. dollars which is maintained by the payee with [any] [a] bank [located in             ]. Each [such] registered Holder electing to obtain any of such payments by such transfer must give notice of such account to the Fiscal Agent not less than [15] days prior to the date of the payment to be obtained. If a registered Holder fails to give said notice prior to the time limit specified above, or does not so elect, payments of principal (and premium, if any) shall be made against surrender of this Security [if applicable, insert—, and payments of interest shall be made,] by] check mailed [on or before the due date for such payment] to the person entitled thereto at such person’s address appearing on the aforementioned register or [, in the case of payments of principal (and premium, if any)] to such other address as the registered Holder may specify upon such surrender [, unless the Fiscal Agent at its discretion accepts such notice given after the time limit specified above, in which case a transfer may be made as described above]. [If applicable, insert payment provisions for Securities denominated in a currency other than U.S. dollars]. The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of (and premium, if any[, on]) [and interest on] this Security have been made available for payment and either paid or returned to the Issuer as provided herein or in the Fiscal Agency Agreement, it will at all times maintain offices or agencies in the Borough of Manhattan, The City of New York, New York [and in Europe [(which, so long as the Securities are listed on [The Stock Exchange of the United Kingdom and the Republic of Ireland — the Luxembourg Stock Exchange] and such Exchange shall so require, shall include an office or agency in [London — Luxembourg])]] for the payment of the principal of (and premium, if any[, on]) [and interest on] the Securities as herein provided. [So long as the Securities of this series are listed on the Singapore Exchange Securities Trading Limited (the “SGX-ST”) and the SGX-ST shall so require, the Issuer shall appoint and maintain a paying and transfer agent in Singapore, where the certificates representing the Securities may be presented or surrendered for payment or redemption (if required), in the event that the Issuer issues the Securities in definitive form in the limited circumstances set forth in the Fiscal Agency Agreement. In addition, an announcement of such issue will be made through the SGX-ST.]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

KOREA FINANCE CORPORATION

By:
[Title]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

Date of Authentication:

CITIBANK, N.A., as Fiscal Agent

By:
Authorized Signatory

[Form of Reverse of Security]

This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”) issued and to be issued in one or more series in accordance with a Fiscal Agency Agreement, dated as of              (herein called the “Fiscal Agency Agreement”), between the Issuer and             , as Fiscal Agent (herein called the “Fiscal Agent”), which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in the Borough of Manhattan, The City of New York, New York [and, so long as the Securities of this series are listed on [The Stock Exchange of the United Kingdom and the Republic of Ireland — the Luxembourg Stock Exchange] and such Exchange shall so require, at the office of the Paying Agent hereinafter named in [London — Luxembourg]]. This Security is one of the Securities of the series designated on the face hereof[, initially limited in aggregate principal amount to U.S.$         (except to the extent further notes, bonds or debentures constituting a further issuance of, and fungible with the Securities of this series may be issued pursuant to the terms and conditions hereof)]. The Fiscal Agency Agreement may be amended from time to time in accordance with the terms thereof.

The Securities are policy finance bonds under the KoFC Act, are the direct, unconditional, unsecured and unsubordinated general obligations of the Issuer and will rank pari passu among themselves, without any preference one over the other by reason of priority of date of issue or currency of payment or otherwise, and at least equally with all other outstanding unsecured and unsubordinated obligations of the Issuer (subject to certain statutory exceptions under the laws of the Republic).

The Securities of this series are issuable [only] in fully registered form [(the “Registered Securities”), which ranks pari passu without any discrimination, preference or priority among them whatsoever. The Registered] Securities are issuable in [the] authorized denomination[s] of U.S.$         [and [any integral multiple thereof] [integral multiples of U.S.$         in excess thereof]].

The Issuer shall maintain in the Borough of Manhattan, The City of New York, New York an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Fiscal Agent as its agent in the Borough of Manhattan, The City of New York, New York for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of [Registered] Securities and of transfers of [Registered] Securities. [In addition, the Issuer has appointed the main offices of              in              and              in              as additional agencies (each a “Transfer Agent”) where Securities may be surrendered for registration of transfer or exchange.] The Issuer reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or transfer agent or to appoint additional or replacement registrars or transfer agents or to approve any change in the office through which any security registrar or any transfer agent acts, provided that there will at all times be a security registrar in the Borough of Manhattan, The City of New York, New York[, and a Transfer Agent in a European city].

The transfer of a [Registered] Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Fiscal Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the registered Holder thereof or such Holder’s attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new [Registered] Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

At the option of the registered Holder upon request confirmed in writing, [Registered] Securities may be exchanged for [Registered] Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at the [office of any Transfer Agent or at the] corporate trust office of the Fiscal Agent. Any registration of transfer or exchange will be effected upon [a Transfer Agent or] the Fiscal Agent[, as the case may be,] being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Issuer may from time to time agree with [the Transfer Agents, if any, and] the Fiscal Agent. Whenever any [Registered] Securities are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, the [Registered] Securities which the registered Holder making the exchange is entitled to receive. The new Security issued upon such exchange shall be so dated so that neither gain nor loss of interest shall result from such exchange. [If the Security is a permanent global Security, insert—Notwithstanding the foregoing, the exchange of this Security is subject to certain limitations set forth in the Fiscal Agency Agreement.]

[In the event of a redemption of the Securities of this series in part, the Issuer shall not be required (i) to register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before, and continuing until, the date notice is given identifying the Securities to be redeemed, or (ii) to register the transfer of or exchange any [Registered] Security, or portion thereof, called for redemption.]

All securities issued upon any registration of transfer or exchange of Securities shall be the valid obligation of the Issuer evidencing the same indebtedness and entitled to the same benefits this Security has at the time of such registration of transfer or exchange.

No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Security not involving any registration of a transfer.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this Security is registered as the holder hereof for all purposes, whether or not this Security is overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

In any case where the due date for the payment of the principal of (and premium, if any[, on]) [or interest on] any Security[, or the date fixed for redemption of any Security,] shall be, at any place from which any check in respect thereof is to be mailed or where such Security is to be surrendered for payment [or, in the case of payments by transfer, where such transfer is to be made], a day on which banking institutions [If the Securities are denominated in U.S. dollars, insert—in The City of New York] [If the Securities are denominated in a currency other than U.S. Dollars, insert—in [name of financial center of the country in whose currency the securities are denominated] [If the Securities are denominated in European currency units (“ECUs”), insert—in London and Luxembourg] or Seoul are authorized or obligated by law to close [If the Securities are denominated in a currency other than U.S. Dollars, insert—or a day on which banking institutions in [name of non-U.S. financial center] are not carrying out transactions in [name of non-U.S. currency]], then such payment need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment [or the date fixed for redemption], and no interest shall be payable in respect of any such delay. [If LIBOR Notes are issued, insert—; provided, however, that with respect to LIBOR Notes, if the due date for any such payment is not a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a “London Banking Day”), and the next succeeding London Banking Day falls in the next succeeding calendar month, then such payment shall be made on the immediately preceding day which is a London Banking Day.]

The Issuer shall provide to the Fiscal Agent at its principal office in the Borough of Manhattan, The City of New York, New York, on or prior to             , New York time, on each date on which a payment on or in respect of the Securities of this series shall become due, monies in such amounts which (together with any amounts then held by the Fiscal Agent and available for the purpose) are sufficient to make such payment. Any monies provided by the Issuer to the Fiscal Agent for the payment on or in respect of the Securities of this series and remaining unclaimed at the end of two years after such payment shall have become due shall then be returned to the Issuer, and upon the return of such monies all liabilities of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of (or premium, if any[, on]) [or interest on] this Security as the same shall become due.

So long as any of the Securities of this series remain outstanding, the Issuer will not create or permit to subsist any mortgage, charge, encumbrance, pledge or other security interest upon the whole or any part of its assets, present or future, to secure for the benefit of the holders of any International Investment Securities (as defined below) (i) payment of any sum due in respect of any such securities or (ii) any payment under any guarantee of any such securities or (iii) any payment under any indemnity or other like obligation relating to any such securities, without in any such case at the same time according to the Securities of this series the same security as is granted to or is outstanding in respect of such International Investment Securities, guarantee, indemnity or other like obligation.

As used herein, “International Investment Securities” means notes, debentures, bonds or investment securities which:

(a)	either are by their terms payable, or confer a right to receive payment, in any currency other than Won or are denominated in Won and more than 50% of the aggregate principal amount thereof is initially distributed outside the Republic by or with the authorization of the Issuer; and

(b)	are for the time being, or are intended to be, quoted, listed, ordinarily dealt in or traded on any stock exchange or over-the-counter or other securities market outside the Republic.

The Issuer will pay to the registered Holder of this Security such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any[, on]) [and interest on] this Security, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon, or as a result of, such payment by the Republic or any district, municipality or other political subdivision or taxing authority therein or thereof, will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply to in respect of this Security presented for payment:

(a)	by or on behalf of a holder who is subject to such Korean Tax in respect of any Security of this series by reason of such holder’s being connected with the Republic (or any political subdivision thereof) otherwise than merely by holding such Security or receiving principal or interest in respect thereof; or

(b)	by or on behalf of a holder who would not be liable for or subject to such withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority if, after having been requested to make such a declaration or claim, such holder fails to do so; or

(c)	more than 30 days after the relevant date except to the extent that the holder thereof would have been entitled to such additional payment on presenting the same for payment on the last day of such 30-day period; for this purpose the “relevant date” in relation to any Security of this series means:

(i)	the due date for payment thereof, or

(ii)	(if the full amount of the monies payable on such date has not been received in The City of New York by the Fiscal Agent on or prior to such due date) the date on which, the full amount of such monies having been so received, notice to that effect is duly given to holders of the Securities of this series in accordance with the Fiscal Agency Agreement; or

(d)	by or on behalf of a holder who is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settler with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the additional amounts had the beneficiary, settler, member or beneficial owner been the holder of any Security of this series; or

(e)	by or on behalf of a holder who would not be liable for or subject to such withholding or deduction by making a presentation (where presentation is required) of any Security of this series to, or otherwise accepting payment from, another paying agent if such holder fails to do so.

Except as specifically provided in this Security, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of (or premium, if any[, on]) [or interest on] or in respect of any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in the preceding paragraph to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

[The Securities of this series will not be subject to any sinking fund and will not be redeemable except as described below.]

[The Securities of this series may be redeemed at the option of the Issuer, in whole, but not in part, upon not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount thereof plus accrued interest to (but excluding) the date fixed for redemption if, (i) on the occasion of the next payment due under the Securities of this series the Issuer has or will become obliged to pay additional amounts as provided above as a result of any change in, or amendment to, the laws or regulations of the Republic or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of the Securities of this series, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts in respect of the Securities of this series. Before giving any notice of such redemption, the Issuer shall deliver to the Fiscal Agent a certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognized standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment.]

[The Securities of this series are subject to redemption upon not less than 30 days’ notice given as hereinafter provided, [if applicable, insert—(1) on              in any year commencing with the year          and ending with the year          through operation of the sinking fund for this series at a redemption price equal to 100% of the principal amount, (2)] [at any time [on or after             , 20    ], as a whole or in part, at the election of the Issuer, at the following redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed): If redeemed [on or before             ,     %, and if redeemed] during the 12-month period beginning              of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a redemption price equal to    % of the principal amount, and (X)] under the circumstances described in the next succeeding paragraph at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together in each case with accrued interest (except if the redemption date is an Interest Payment Date) to the redemption date, but interest installments on [Registered] Securities that are due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the relevant Record Dates referred to above; provided, that if the redemption date occurs between a Record Date and an Interest Payment Date, the interest due and payable will be paid to the holders of such Securities of record at the close of business on such Record Date. [Partial redemptions must be in an amount not less than U.S.$              principal amount of Securities.]

[As and for a sinking fund for the retirement of the Securities of this series, the Issuer will, until all Securities of this series are paid or payment thereof provided for, deposit with the Fiscal Agent, prior to              in each year, commencing in              and ending in             , an amount in cash sufficient to redeem on such              [not less than U.S.$             and not more than] U.S.$             principal amount of Securities of this series at the redemption price specified above for redemption through operation of the sinking fund. [The minimum amount of any sinking fund payment as specified in this Paragraph is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount is herein referred to as an “optional sinking fund payment”.] The cash amount of any [mandatory] sinking fund payment is subject to reduction as provided below. Each sinking fund payment shall be applied to the redemption of Securities of this series on such              as herein provided. [The right to redeem Securities of this series through optional sinking fund payments shall not be cumulative and to the extent not availed of on any sinking fund redemption date will terminate.]]

[Notwithstanding the foregoing, the Issuer may not, prior to             , redeem any Securities of this series as [an optional sinking fund payment] contemplated by the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of monies borrowed having an interest cost to the Issuer (calculated in accordance with generally accepted financial practice) of less than     % per annum.]

[Securities of this series acquired or redeemed by the Issuer otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made [in the inverse order in which they become due].]

[The Issuer (i) may deliver outstanding Securities of this series (other than any previously called for redemption) and (ii) may apply as a credit Securities of this series which have been redeemed otherwise than through the application of [mandatory] sinking fund payments, in each case in satisfaction of all or any part of any [mandatory] sinking fund payment and the amount of such [mandatory] sinking fund payment shall be reduced accordingly.]

[In the case of any partial redemption of Securities of this series pursuant to the sinking fund or at the option of the Issuer, the Securities to be redeemed shall be selected by the Fiscal Agent not more than 60 days prior to the redemption date from the outstanding Securities not previously called for redemption, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to U.S.$              or any integral multiple thereof) of the principal amount of [Registered] Securities of a denomination larger than U.S.$             ].

[This Security shall be redeemed, at the option of the registered Holder thereof, upon the occurrence, on or after             , of a Redemption Event (as hereinafter defined), at a redemption price equal to 100% of the principal amount of this Security, together with interest accrued thereon to the date of redemption; provided, however, that the right of the registered Holder to present this Security [if the Security is a permanent global Security, insert—, or evidence of ownership of the Securities represented by this permanent global Security (as hereinafter provided),] for redemption shall, if the Issuer gives a Notice of Redemption Event (as hereinafter defined), terminate upon expiration of the Option Period (as hereinafter defined) relating to such Redemption Event. In the event of the occurrence of more than one Redemption Event, each such Redemption Event shall be deemed to confer upon the registered Holder of this Security a separate right of redemption.]

[The Issuer agrees that, if a Redemption Event occurs, it will promptly give written notice thereof to the Fiscal Agent (a “Notice of Redemption Event”). Promptly after receiving such Notice of Redemption Event, the Fiscal Agent shall give written notice to the registered Holder of this Security (a “Notice of Right to Tender”) stating that a Redemption Event has occurred and including a form of notice (a “Redemption Notice”) pursuant to which the registered Holder of this Security may elect to cause redemption. The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the registered Holders of Securities of this series entitled to elect to cause redemption of any such Securities. If the Issuer gives a Notice of Redemption Event (i) the registered Holder of this Security shall, if such Holder elects to cause redemption of this Security, deliver the Redemption Notice, together with the certificate or certificates representing the Securities to be redeemed [if the Security is a permanent global Security, insert—, or evidence of ownership of the Securities represented by this permanent global Security (as hereinafter provided)], to the Fiscal Agent within a period of 60 days (the “Option Period”) of the date of the Notice of Right to Tender, and (ii) the Issuer shall select a date for redemption (the “Redemption Date”), which shall be within 60 days from the end of the Option Period, and, on the Redemption Date, shall redeem the Securities tendered for redemption within the Option Period. At least 10 days prior to the Redemption Date, the Issuer shall [(i)] deliver notice of the Redemption Date in the manner provided for herein to each registered Holder who requested redemption[, or (ii) publish notice of the Redemption Date in the manner provided for herein, as the case may be].]

[If the Security is a permanent global Security, insert—It is understood that, notwithstanding the foregoing provisions relating to redemption at the option of a registered Holder and without otherwise limiting any right of any other registered Holder to act by agent or proxy, the Fiscal Agent may treat a person authorized, in a manner satisfactory to the Fiscal Agent, by the U.S. Depositary to take action in respect of a portion of this permanent global Security as the registered Holder of such portion of such Security and may make arrangements satisfactory to it, the Issuer and the U.S. Depositary in connection with this partial redemption of this permanent global Security.]

[Insert description of those events, if any, which constitute Redemption Events.]

[Notices to redeem Securities shall be given to holders of Securities by publication at least once in a leading daily newspaper in the English language of general circulation in the Borough of Manhattan, The City of New York [and in Europe (which, so long as the Securities of this series are listed on the Luxembourg Stock Exchange and such Exchange shall so require, shall be a daily newspaper of general circulation in Luxembourg) and] to holders of [Registered] Securities in writing mailed, first-class postage prepaid, to each holder of [Registered] Securities, or portions thereof, so to be redeemed, at his address as it appears in the register hereinabove referred to. In the case of a redemption in whole at the option of the Issuer, such notice will be given once not more than 60 days nor less than 30 days prior to the date fixed for redemption. In the case of a partial redemption at the option of the Issuer, notice will be given twice, the first such notice (the “First Partial Redemption Notice”) to be given not more than 60 days nor less than 45 days prior to the date fixed for redemption and the second such notice (the “Second Partial Redemption Notice”) to be given at least 20 days thereafter but not less than 30 days prior to the date fixed for redemption.]

[The term “daily newspaper” as used herein shall be deemed to mean a newspaper customarily published on each business day, whether or not it shall be published in Saturday, Sunday or holiday editions. If by reason of the suspension of [publication of any newspaper or of] regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer or by the Fiscal Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the [publication or] mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notices will be deemed to have been given on the date of [such publication or] mailing [or, if published in such newspapers on different dates, on the date of the first such publication]. Notices to redeem Securities shall specify the date fixed for redemption, the Securities to be redeemed, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed [(or portion thereof in the case of a partial redemption of a [Registered] Security)], that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue [and that such redemption is for the sinking fund if such is the case]. [If the redemption is pursuant to the provisions hereof relating to redemption permitted as a result of the occurrence or satisfaction of any condition or conditions precedent thereto, such notice shall also state that such condition or conditions precedent have occurred or been satisfied and, if such provisions so require, state that the Issuer has elected to redeem all the Securities of this series.] [In addition, in the case of a partial redemption, the First Partial Redemption Notice shall specify the last date prior to the Second Partial Redemption Notice on which exchanges or registration of transfers of Securities may be made and the Second Partial Redemption Notice shall also specify the Securities called for redemption and the aggregate principal amount of the Securities of this series to remain outstanding after the redemption.]]

[If notice of redemption has been given in the manner set forth herein, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities [if the Security is a permanent global Security, insert—or evidence of ownership of the Securities represented by this permanent global Security satisfactory to the Fiscal Agent,] at the place or places specified in such notice, the Securities shall be paid and redeemed by the Issuer at the places, in the manner and currency and at the redemption price herein specified together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date. From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the corporate trust office of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to bear interest, and the only right of the holders of such Securities shall be to receive payment of the redemption price together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.]

[Any [Registered] Security which is to be redeemed only in part shall be surrendered with, if the Issuer or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the holder thereof or his attorney duly authorized in writing, and the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver to the registered Holder of such Security without service charge, a new [Registered] Security or Securities of this series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.]

In the event of:

(a) default in any payment of principal of or premium on any Security of this series (whether at maturity, upon redemption or otherwise), or in any payment of interest on any Security of this series, [or in any deposit of any sinking fund payment in respect of the Securities of this series,] and the continuance of any such default for a period of 30 days; or

(b) default in the performance of or breach of any other covenant (other than a default specified in clauses (a) and (g) hereof) in the Securities of this series and the continuance of such default for a period of 60 days after written notice thereof shall have been given to the Issuer at the office of the Fiscal Agent by the holders of at least 10% of the aggregate principal amount of the Securities of this series at the time outstanding; or

(c) any External Indebtedness (as defined below) of the Issuer in the aggregate principal amount of U.S.$10,000,000 or more either (i) becoming due and payable prior to the due date for payment thereof by reason of default by the Issuer or (ii) not being repaid at maturity as extended by the period of grace, if any, applicable thereto, or any guarantee given by the Issuer in respect of External Indebtedness of any other person not being honored when due and called; or

(d) the Republic declaring a moratorium on the payment of any External Indebtedness (including obligations arising under guarantees) of the Republic or the Republic becoming liable to repay prematurely any sums in respect of such External Indebtedness (including obligations arising under guarantees) as a result of a default under, or breach of the terms applicable to, such External Indebtedness or such obligations, or the Republic ceasing to be a member of the International Monetary Fund or the International Bank for Reconstruction and Development or the international monetary reserves of the Republic becoming subject to any lien, charge, mortgage, encumbrance or other security interest or any segregation or other preferential arrangement (whether or not constituting a security interest) for the benefit of any creditor or class of creditors; or

(e) the Republic failing to provide the financial support to the Issuer stipulated by Article 31 of Korea Finance Corporation Act of 2009, as amended (as of the issue date of the Securities of this series); or

(f) the Republic ceasing to control (directly or indirectly) the Issuer; or

(g) the Issuer being adjudicated or found bankrupt or insolvent or any order being made by a competent court or administrative agency or any resolution being passed by the Issuer to apply for bankruptcy or for judicial composition proceedings with its creditors or for the appointment of a receiver or trustee or other similar official in insolvency proceedings in relation to the Issuer or a substantial part of its assets or the Issuer being liquidated, wound up or dissolved or the Issuer ceasing to carry on the whole or substantially the whole of its business;

the registered Holder of this Security may, at such Holder’s option, declare [If the Security is not an Original Issue Discount Security, insert—the principal of this Security and the interest accrued hereon] [If the Security is an Original Issue Discount Security, insert—an amount of principal of this Security determined as hereinafter provided] to be due and payable immediately by written notice to the Issuer and the Fiscal Agent at its corporate trust office, and unless all such defaults shall have been cured by the Issuer prior to receipt of such written notice, [If the Security is not an Original Issue Discount Security, insert—the principal of this Security and the interest accrued hereon] [such amount] shall become and be immediately due and payable. [The amount referred to in the preceding sentence shall be equal to—insert formula for determining the amount.] Upon payment of the amount of principal so declared due and payable, all of the Issuer’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate. As used herein, “External Indebtedness” means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic. As used in subparagraph (f) above, “control” means the acquisition or control of a majority of the voting share capital of the Issuer or the right to appoint and/or remove all or the majority of the members of the Issuer’s board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

A meeting of holders of the Securities of this series may be called at any time and from time to time by the Issuer, the Fiscal Agent or the holders of at least 10% in aggregate principal amount of the Securities of this series then outstanding, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or this Security to be made, given or taken by the holders of the Securities of this series or to modify, amend or supplement the terms of the Securities of this series or the Fiscal Agency Agreement. The meeting shall be held at the time and place in the Borough of Manhattan, The City of New York, New York as determined by the Fiscal Agent. Notice of every meeting of holders of the Securities of this series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 30 nor more than 60 days prior to the date fixed for the meeting.

Section 12(b) of the Fiscal Agency Agreement, which Section is hereby incorporated mutatis mutandis by reference herein, provides that, with certain exceptions as therein provided, the holders of 66 2/3% of the aggregate principal amount of the outstanding Securities of this series, by affirmative vote at a meeting duly called pursuant thereto or by written consent of registered Holders, may, with the approval of the Issuer, modify, amend or supplement (x) the Fiscal Agency Agreement insofar as it respects the Securities of this series or (y) the terms of the Securities of this series or may give consents or waivers or take other actions with respect thereto. Any such modification, amendment, supplement, consent, waiver or other action shall be conclusive and binding on the registered Holder of this Security and on all future registered Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation thereof is made upon this Security; provided, however, that no such action may, without the consent of the registered Holder of each Security of this series (i) change the due date for the payment of the principal of or any installment of interest on any Security of this series or (ii) reduce the principal amount of any Security of this series, the portion of such principal amount which is payable upon acceleration of the maturity of this Security or (iii) reduce the interest rate or premium payable hereon or (iv) change the currency in which payment with respect to interest, premium or principal in respect of Securities of this series is payable or (v) amend either the procedures provided for a redemption event or the definition of a redemption event or (vi) shorten the period during which the Issuer is not allowed to redeem the Securities of this series or grant the Issuer a right to redeem the Securities of this series which the Issuer previously did not have; or (vii) reduce the proportion of the principal amount of Securities of this series the consent of the holders of which is necessary to modify or amend the Fiscal Agency Agreement or the terms and conditions of the Securities of this series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided thereby or hereby to be made, taken or given.

The Fiscal Agency Agreement and the terms of the Securities may be modified or amended by the Issuer and the Fiscal Agent, without the consent of any holders of Securities for the purpose of (i) adding to the covenants of the Issuer for the benefit of the holders of Securities, or (ii) surrendering any right or power conferred upon the Issuer, or (iii) securing the Securities pursuant to the requirements of the Securities or otherwise, or (iv) correcting any ambiguity or correcting or supplementing any provision which may be inconsistent with any other provision or correcting or supplementing any defective provision contained in the Securities or in the Fiscal Agency Agreement, and in any other manner which shall not be inconsistent with the provisions of this Security and shall not adversely affect the interests of the registered Holders of this Security, to all of which each holder of any Security, by acceptance thereof, consents.

[The Issuer may from time to time without the consent of the holders of the Securities of this series create and issue further notes, bonds or debentures having the same terms and conditions as the Securities of this series in all respects (or in all respects except for the payment of interest on the Securities of this series on the first Interest Payment Date following such date of issuance and for the interest paid on the Securities prior to the issuance of the additional Securities) so that such further issue shall be consolidated and form a single series with the outstanding Securities of this series. The Issuer shall not issue any such additional Securities unless such additional Securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes. Any further notes, bonds or debentures forming a single series with the outstanding Securities of this series constituted by the Fiscal Agency Agreement or any agreement supplemental to it shall, and any other notes, bonds or debentures may (with the consent of the Fiscal Agent), be constituted by an agreement supplemental to the Fiscal Agency Agreement.]

No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer to pay the principal of (and premium, if any[, on]) [and interest on] this Security at the times, place and rate, and in the coin or currency, herein prescribed.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except with respect to authorization and execution by the Issuer.

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